INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Applebee's International, Inc. (the "Company") on Form S-8 of our report dated February 13, 2002 appearing in the Annual Report on Form 10-K of the Company for the year ended December 30, 2001.





DELOITTE & TOUCHE LLP

Kansas City, Missouri
May 7, 2002